UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2009

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 22, 2009, MDRNA, Inc. (the “Company”) received a letter from The NASDAQ Stock Market, LLC (“NASDAQ”) notifying the Company that is has regained full compliance with all requirements for remaining on The NASDAQ Global Market, including, specifically, NASDAQ Marketplace Rule 5450(b)(2) (the “market value standard”), which requires, among other things, a minimum market value of listed securities of $50.0 million (NASDAQ Marketplace Rule 5450(b)(2)(A)). Accordingly, the NASDAQ Listing Qualifications Panel has determined to continue the listing of the Company’s common stock on The NASDAQ Global Market.

The Company announced the receipt of the letter from NASDAQ in a press release dated June 23, 2009, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

June 23, 2009	By:	/s/ Bruce R. York
	Name:	Bruce R. York
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of MDRNA, Inc. dated June 23, 2009